EXIDE ELECTRONICS GROUP, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (in thousands, except per share data)




EXHIBIT 11

PRIMARY
                                                       Three Months Ended       Nine Months Ended
                                                             June 30,                June 30,
                                                       ------------------       ------------------
                                                         1996       1995          1996       1995
                                                         ----       ----          ----       ----


Net income (loss)                                      $(2,978)   $ 4,093      $(11,556)   $ 3,768
Preferred stock dividends and accretion                    342        197           409        592
                                                           ---        ---           ---        ---
Net income (loss) applicable to common shareholders    $(3,320)   $ 3,896      $(11,965)   $ 3,176
                                                       =======    =======       =======    =======
Net income (loss) per common and equivalent share     $ (0.33)   $  0.49       $ (1.26)   $  0.40
                                                       =======    =======       =======    =======
Primary Share Base:

Weighted average number of common shares
   outstanding                                           9,978      7,773         9,461      7,742
Weighted average number of common
   stock equivalents                                         -        130             -        103
                                                           ---        ---           ---        ---
Weighted average number of common and
   equivalent shares outstanding                         9,978      7,903         9,461      7,845
                                                         =====      =====         =====      =====



FULLY DILUTED(1)
                                                        Three Months Ended       Nine Months Ended
                                                              June 30,                June 30,
                                                        ------------------       ------------------
                                                         1996        1995         1996        1995
                                                         ----        ----         ----        ----


Net income (loss)                                      $(2,978)   $ 4,093      $(11,556)   $ 3,768
Add interest on convertible notes, net of taxes              -        201             -        591
                                                           ---        ---           ---        ---
Net income (loss) applicable to common shareholders    $(2,978)   $ 4,294      $(11,556)   $ 4,359
                                                       =======    =======       =======    =======
 Income (loss) per common and equivalent share         $ (0.27)   $  0.44       $ (1.15)   $  0.45
                                                       =======    =======       =======    =======
Fully Diluted Share Base:

Number of common shares outstanding,
   end of period                                         9,980      7,777         9,561      7,776
Assumed conversion of preferred stock and
   convertible notes                                     1,000      1,743           398      1,743
Weighted average number of common
   stock equivalents                                        64        249            79        256
                                                           ---        ---           ---        ---
Weighted average number of common and
   equivalent shares outstanding                        11,044      9,769        10,038      9,775
                                                         =====      =====         =====      =====


 (1) This calculation is submitted in accordance with Regulation S-K item
     601 (b)(11), although it is contrary to APB Opinion No. 15 because it includes the conversion of all convertible securities, even though the conversion of certain of these securities produces an anti-dilutive effect of fully diluted earnings per share.